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                                                                 EXHIBIT 23.1



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Dense-Pac Microsystems, Inc. on Form S-8 of our report dated May 3, 1996 appearing in the Annual Report on Form 10-KSB of Dense-Pac Microsystems, Inc. for the year ended February 29, 1996.

/s/ Deloitte & Touche LLP

Costa Mesa, California
October 24, 1996